ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE	Contact: Victor M. Perez, CFO
713-369-0550

Allis-Chalmers Energy Announces Record Date and Meeting Date for Special
Meeting of Stockholders in Connection with Merger

HOUSTON, TX – Tuesday, January 25, 2011 – Allis-Chalmers Energy Inc. (NYSE: ALY) today announced that it has established a record date and a meeting date for the special meeting of its stockholders to consider and vote upon, among other things, the proposal to adopt the previously announced Agreement and Plan of Merger, dated as of August 12, 2010, among Allis-Chalmers, Seawell Limited and Wellco Sub Company, pursuant to which Allis-Chalmers would become a subsidiary of Seawell.

Allis-Chalmers stockholders of record at the close of business on Friday, January 14, 2011, will be entitled to notice of the special meeting and to vote at the special meeting.  The special meeting will be held on Wednesday, February 23, 2011, at 10:00 a.m. local time and will be held at the Westin Galleria Hotel, Chevy Chase Room, 5060 West Alabama Street, Houston, Texas 77056.

In addition to the approval of Allis-Chalmers’ stockholders, the completion of the transaction is subject to customary closing conditions.

If you have any questions about the merger, including how to vote your shares of Allis-Chalmers, you should contact Georgeson, Inc., the information agent for Allis-Chalmers, toll free at (866) 628-6024 (banks and brokers call (212) 440-9800).

About Allis-Chalmers

Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield services company.  Allis-Chalmers provides services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, New Mexico, Oklahoma, Arkansas, offshore in the Gulf of Mexico, and internationally primarily in Argentina, Brazil and Mexico. Allis-Chalmers provides directional drilling services, casing and tubing services, underbalanced drilling, production and workover services with coiled tubing units, rental of drill pipe and blow-out prevention equipment, and international drilling and workover services.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers' business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.

Although forward-looking statements in this press release reflect the good faith judgment of our management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.

Further information about the risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K (including without limitation in the "Risk Factors" section) and in our other SEC filings and publicly available documents.  We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Seawell Limited, Allis-Chalmers and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person. In connection with the proposed merger between Seawell and Allis-Chalmers, Seawell has filed with the SEC a Registration Statement on Form F-4 that includes a proxy statement of Allis-Chalmers that also constitutes a prospectus of Seawell. The definitive proxy statement / prospectus can be obtained free of free of charge at the SEC’s website (www.sec.gov). Seawell and Allis-Chalmers expect to mail the definitive proxy statement/prospectus to the Allis-Chalmers stockholders on or about January 25, 2011.. Seawell and Allis-Chalmers urge investors and stockholders to read the proxy statement / prospectus regarding the proposed merger, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Seawell’s website (www.seawellcorp.com) under the tab “Investors.” You may also obtain these documents, free of charge, from Allis-Chalmers’ website (www.alchenergy.com) under the tab “For Investors” and then under the heading “SEC Filings.”

Participants In The Merger Solicitation

Seawell Limited, Allis-Chalmers and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Allis-Chalmers stockholders in favor of the merger and related matters. Information regarding the persons, who may, under the rules of the SEC, be deemed participants in the solicitation of Allis-Chalmers stockholders in connection with the proposed merger is set forth in the proxy statement / prospectus filed with the SEC on January 25, 2011. You can find information about Allis-Chalmers’ executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010. Additional information about Seawell’s executive officers and directors and Allis-Chalmers’ executive officers and directors can be found in the proxy statement / prospectus that was filed with the SEC on January 25, 2011. You can obtain free copies of these documents from Seawell and Allis-Chalmers using the contact information above.